VirTra Reports Record 2017 Revenue

First Quarter Orders Reach Record Level,

Supporting Expectations of Top and Bottom-Line Growth in 2018

Tempe, Ariz. (March 29, 2018) – VirTra, Inc. (NASDAQ: VTSI) (the “Company”), a global provider of simulators for the law enforcement, military, educational and commercial markets, today announced its financial results for the fourth quarter and 12 months ended December 31, 2017. The financial statements are available on VirTra’s website and here.

Fourth Quarter and Full-Year 2017 Financial Highlights:

	Q4 2017		Q4 2016		% Δ	FY 2017		FY 2016		% Δ
Revenues	$2.4	M	$3.0	M	(20.8)%	$16.5	M	$15.7	M	5.6%
Gross Profit	$0.9	M	$1.9	M	(50.2)%	$10.2	M	$9.7	M	5.7%
Gross Margin	39.5%		62.9%		(23.4)%	61.9%		61.9%		0.0%
Income (Loss) from Operations	$(1.5	)M	$(0.3	)M	N/A	$1.3	M	$2.1	M	(38.6)%
Impairment on Investment	$0.6	M	-		N/A	$0.6	M	-		N/A
Income Tax (Benefit) Expense	$(2.6	)M	-		N/A	$(2.5	)M	$0.1	M	N/A
Net Income (Loss)	$0.5	M	$(0.3	)M	N/A	$3.3	M	$2.1	M	59.1%
Diluted EPS	$0.06		$(0.04)		N/A	$0.39		$0.24		71.1%
Adjusted EBITDA						$1.8	M	$2.5	M	(28.0)%

Business and Financial Highlights:

●	Accepted onto the Nasdaq Capital Market and registered our common stock with the SEC, effective March 29, 2018.

●	Received three delivery orders valued at approximately $4.6 million for law enforcement simulators under the previously announced indefinite delivery/indefinite quantity (IDIQ) contract with the United States Department of State (DOS).

●	Formed a strategic partnership with Haley Strategic Partners, a provider of sophisticated firearms training, solutions and accessories, called “D7 Powered by VirTra.”

●	Announced an order valued at $1.38 million with delivery to occur to a country in Africa, furthering VirTra’s international expansion.

●	Installed a VirTra V-300™ simulator for the O’Fallon (Missouri) Police Department in its newly built Justice Center.

●	Net cash provided by operating activities of $2.7 million for 2017 compared to $1.8 million for 2016.

●	Cash and cash equivalents increased to $5.1 million at December 31, 2017, up from $3.7 million at December 31, 2016.

“In 2017 not only did we exceed our previous year’s record revenue level but we also invested in improving our ability to serve our customers and shareholders in the future,” commented Bob Ferris, Chairman and Chief Executive Officer of VirTra. “The simulator training industry continues to grow through new customer adoption and interest for our solutions is robust. Orders booked in the first quarter for delivery and recognition during 2018 represent a record for VirTra, bolstering our confidence that 2018 will be another record year with great potential for top and bottom-line growth. This progress validates our decision to invest to improve our entire organization to meet growing demand. Our customers, increasingly, are recognizing the value and benefits of simulations-based training, helping expand our addressable market and reinforcing our confidence in market demand. From that standpoint, 2017 was a year of investment, in people, processes, and enhanced solutions to build on VirTra’s already exceptional reputation in the market. Moving to the Nasdaq is an important step in this process, as a Nasdaq listing – along with our strong balance sheet -- provides confidence and comfort to potential customers around the world. In addition, our strong balance sheet and Nasdaq listing increases the number of potential acquisitions for us to carefully consider, creating additional growth opportunity for VirTra. As I look to the future, I have never been more excited about VirTra’s long-term potential, and I believe 2018 has the potential to be a very good year for us and our shareholders.”

“While 2017 was a solid year for VirTra, the fourth quarter was impacted by a combination of accommodating customer delivery schedules that resulted in lower recognized revenue and one-time costs allocated to the fourth quarter,” continued Mr. Ferris. “To be sure, timing of orders and deliveries and revenue recognition rules can result in quarter-to-quarter fluctuations. The shifting of certain deliveries from late 2017 into mid-2018, coupled with continued strong demand and a higher-performing sales organization, bolsters our confidence in VirTra’s future.”

Financial Results for the Three Months Ended December 31, 2017

Total revenues were $2.4 million for the fourth quarter of 2017 compared to $3.0 million for the fourth quarter of 2016, a decrease of 20.8%. The year-over-year decrease was due to the timing of certain orders under contracts being delivered ahead of schedule and therefore being recognized during the third quarter 2017, while other orders were delayed by customers, shifting revenue into future periods.

Gross profit was $940,000, or 39.5% gross profit margin, for the fourth quarter of 2017 compared to gross profit of $1.9 million, or 62.9% gross margin, for the fourth quarter of 2016, a gross profit decrease of 50%. The year-over-year decrease in gross profit margin was primarily due to a non-recurring, non-cash adjustment in the carrying value of certain inventory.

Net operating expense was $2.5 million for the fourth quarter of 2017 compared to $2.2 million in the fourth quarter of 2016. The higher expense was primarily due to expanding staffing levels, annual increases in payroll and benefits for current staff, sales and marketing expansion, increases in non-recurring public company related one-time costs, new research and development work and IT infrastructure upgrades. Approximately $411,000 of these costs are non-recurring in nature.

Loss from operations for the fourth quarter of 2017 was $1.5 million compared to a loss from operations of $303,000 in the fourth quarter of 2016. The increase in operating loss was primarily due to decreases in revenues and increases in net operating expense to include $411,000 of costs that are non-recurring in nature.

During the fourth quarter, VirTra recorded a non-cash, non-recurring income tax benefit of $2.6 million, reflecting a reversal of the Company’s previously established valuation allowance, partially offset by the effect of a change in the federal income tax rate due to federal income tax reform, applied to VirTra’s deferred tax assets and miscellaneous state income taxes.

In addition, management regularly evaluates the recoverability of its investment based on the investee company’s performance and financial position. During the fourth quarter, VirTra recognized an impairment loss of $613,000 related to the investment in Modern Round Entertainment Corporation.

Inclusive of this income tax benefit and the impairment loss, net income for the fourth quarter of 2017 was $470,000, or $0.06 per basic and diluted share, compared to a net loss of $311,000, or ($0.04) per basic and diluted share, for the prior year’s fourth quarter.

2 of 7

Adjusted EBITDA was $(1,553,287) for the fourth quarter of 2017 compared to $(106,671) for the fourth quarter of 2016, a decrease of 1,356%.

Financial Results for the 12 Months Ended December 31, 2017

Total revenues were $16.5 million for the full year 2017 compared to $15.7 million for the full year 2016, an increase of 5.6%. Gross profit was $10.2 million, or 61.9% gross profit margin, for the full year 2017 compared to gross profit of $9.7 million, or also 61.9% gross profit margin, for the full year 2016, a gross profit increase of 5.7%. Net operating expense was $8.9 million for the full year 2017 compared to $7.6 million for the full year 2016.

Income from operations for the full year 2017 was $1.3 million compared to $2.1 million for the full year 2016. Inclusive of the $2.5 million income tax benefit and the impairment loss described above, full-year net income was $3.4 million for 2017, or $0.41 per basic and $0.39 per diluted share, compared to $2.1 million, or $0.26 per basic and $0.24 per diluted share, for the full year 2016.

Adjusted EBITDA was $1.8 million for the full year 2017 compared to $2.5 million for the full year 2016, a decrease of 28.0% and includes $411,000 one-time costs and expenses associated with registering the company with the SEC and preparing the company to be listed on The Nasdaq Capital Market.

Balance Sheet Summary

Stockholders’ equity increased to $10.5 million at December 31, 2017 compared to $6.4 million at December 31, 2016. Cash and cash equivalents were $5.1 million at December 31, 2017 compared to $3.7 million at December 31, 2016. The Company had essentially no outstanding bank debt at December 31, 2017.

Share Repurchase

Since June, 2017 the Company has been repurchasing shares of its common stock under the current share repurchase authorization approved by its Board of Directors in October of 2016. To date, these shares have been purchased in the open market pursuant to a trading plan that has been adopted in accordance with Rule 10b-18 of the Securities and Exchange Commission. On a split-adjusted basis, the Company repurchased 23,467 shares at a cost of $112,109, an average price of $4.78 per share during the 12 months ended December 31, 2017.

Conference Call and Webcast

The Company will host a fourth quarter and full year 2017 results and business update investor conference call and webcast on Thursday, March 29, 2018. Individuals interested in listening to the webcast live via the Internet may do so by visiting the Company’s website at www.VirTra.com. A webcast replay will be available for 60 days.

Date: Thursday, March 29, 2018

Time: 4:30 p.m. ET / 1:30 p.m. local

Dial-in Number: (877) 407-8031

International Dial-in Number: (201) 689-8031

Webcast: http://www.investorcalendar.com/event/26948

Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through April 12, 2018. To listen to the replay, dial (877) 481-4010 (domestic) or (919) 882-2331 (international) and use replay ID 26948. The webcast replay will be available through June 29, 2018.

3 of 7

About VirTra

VirTra is a global provider of simulators for the law enforcement, military, educational and commercial markets. The Company’s patented technologies, software and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real world situations. VirTra’s mission is to save and improve lives worldwide through realistic and highly-effective virtual reality and simulator technology. Learn more about VirTra at www.VirTra.com.

Forward-looking Statements

This news release includes certain information that may constitute forward-looking statements. Forward-looking statements are typically identified by terminology such as “could,” “may,” "will," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein, including statements about VirTra's beliefs and expectations, are forward-looking statements. Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors. Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company's securities should not place undue reliance on forward-looking information. All forward-looking information contained in this press release is given as of the date hereof, and is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change. The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

Media contact:	Investor Relations contact:
Susan Lehman	Brett Maas
Slehman@virtra.com	vtsi@haydenir.com
(510) 599-6555	(646) 536-7331

- - - -FINANCIALS FOLLOWING- - - -

4 of 7

VIRTRA, INC.

CONDENSED BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,080,445	$3,703,579
Accounts receivable, net	1,478,135	3,244,852
Inventory, net	1,720,438	1,319,944
Unbilled revenue	1,222,047	107,297
Prepaid expenses and other current assets	586,439	250,066

Total current assets	10,087,504	8,625,738

Property and equipment, net	677,273	814,323
Deferred tax assets, net	2,710,182	-
Investment in MREC	1,374,933	471,928

TOTAL ASSETS	$14,849,892	$9,911,989

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$535,795	$467,679
Accrued compensation and related costs	593,491	617,582
Accrued expenses and other current liabilities	243,573	194,668
Notes payable, current	11,250	11,250
Deferred revenue	2,992,912	2,065,905

Total current liabilities	4,377,021	3,357,084

Long-term liabilities:
Deferred rent liability	75,444	122,126
Notes payable, long-term	11,250	22,500

Total long-term liabilities	86,694	144,626

Total liabilities	4,463,715	3,501,710

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value; 5,000,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 100,000,000 shares authorized; 7,927,589 shares issued and 7,904,122 outstanding as of December 31, 2017 and 7,927,589 issued and outstanding as of December 31, 2016.	793	1,586
Class A common stock $0.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 15,000,000 shares authorized; no shares issued or outstanding	-	-
Treasury stock at cost; 23,467 shares and no shares outstanding as of December 31, 2017 and December 31, 2016, respectively	(112,109)	-
Additional paid-in capital	14,954,563	14,128,044
Accumulated deficit	(4,457,070)	(7,719,351)

Total stockholders’ equity	10,386,177	6,410,279

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,849,892	$9,911,989

The accompanying notes are an integral part of these condensed financial statements

5 of 7

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
REVENUES
Net sales	$2,332,062	$2,959,987	$16,234,278	$15,562,121
Royalties/licensing fees	44,865	42,217	289,947	90,047
Total revenue	2,376,927	3,002,204	16,524,225	15,652,168

Cost of sales	1,437,084	1,113,150	6,290,879	5,970,058

Gross profit	939,843	1,889,054	10,233,346	9,682,110

OPERATING EXPENSES
General and administrative	2,126,310	1,839,146	7,641,765	6,471,194
Research and development	353,110	352,960	1,285,064	1,084,590

Net operating expense	2,479,420	2,192,106	8,926,829	7,555,784

Income/(loss) from operations	(1,539,577)	(303,052)	1,306,517	2,126,326

OTHER INCOME (EXPENSE)
Other income	15,427	21,022	67,837	26,612
Other expense	-		(4,123)
Impairment in MREC	(613,241)	-	(613,241)	(164)

Net other income/(loss)	(597,814)	21,022	(549,527)	26,448

Income/(loss) before income taxes	(2,137,391)	(282,030)	756,990	2,152,774

Provision for income taxes	(2,607,577)	29,134	(2,505,292)	102,752

NET INCOME/(LOSS)	$470,186	$(311,164)	$3,262,282	$2,050,022

Earnings per common share
Basic	$0.06	$(0.04)	$0.41	$0.26
Diluted	$0.06	$(0.04)	$0.39	$0.24

Weighted average shares outstanding
Basic	7,905,597	7,912,589	7,919,568	7,917,356
Diluted	8,277,958	7,912,589	8,397,377	8,472,192

The accompanying notes are an integral part of these condensed financial statements

6 of 7

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. Adjusted EBITDA means net income (i) plus depreciation, (ii) plus non-cash stock option granted expense, and (iii) plus provision for income taxes. Other companies may calculate adjusted EBITDA differently. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations and because adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, several of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to adjusted EBITDA is provided in the following table:

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016

Net Income/(Loss)	$470,176	$(311,164)	$3,262,281	$2,050,022
Adjustments:
Depreciation and amortization	66,354	69,650	270,881	192,602
Non-cash stock option expense	7,124	87,796	167,475	181,786
Treasury stock cancelled	-	-	-	2,981
Other income-receipt of unclaimed property	-	17,913	-	(17,913)
Impairment loss on MREC	613,241	-	613,241	-
Provision for income taxes	(2,710,182)	29,134	(2,505,292)	102,753

Adjusted EBITDA	$(1,553,287)	$(106,671)	$1,808,586	$2,512,231

7 of 7